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                                                                      EXHIBIT 11

                Statement re: Computation of Earnings Per Share

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The numerators and denominators of basic and fully diluted earnings per share are as follows:

                                                                            Three Months         Period from inception
                                                                           Ended March 31,         (March 18, 1999) to
                                                                                 2000               December 31, 1999
                                                                           ----------------      ----------------------
Net loss allocable to common (numerator)                                       (4,647,518)              (16,084,535)
                                                                              ===========              ============

Shares used in the calculation (denominator)
     Weighted average shares outstanding                                              100                       100
     Effect of diluted stock options                                                   --                        --
     Fully diluted shares                                                             100                       100
                                                                              ===========              ============

Basic earnings per share                                                          (46,475)                 (160,845)
                                                                              ===========              ============

Fully diluted earnings per share                                                  (46,475)                 (160,845)
                                                                              -----------              ------------

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